EXHIBIT (a)(1)(B)

Letter of Transmittal

SPACEHAB, Incorporated

Offer to Exchange

in Respect of Common Stock and Series C Convertible Preferred Stock

for

Any and All Outstanding 8% Convertible Subordinated Notes due 2007

($10,306,000 in principal amount outstanding)

To:	Holders of SPACEHAB, Incorporated’s
8% Convertible Subordinated Notes due 2007

Our records indicate that you are a holder of 8% Convertible Subordinated Notes due 2007 (the “Junior Notes”) issued pursuant to an Indenture dated October 15, 1997, as amended by a First Supplemental Indenture dated as of November 22, 2005 (collectively, the “Indenture”) among SPACEHAB, Incorporated, a Washington corporation (the “Company”) and U.S. Bank National Association (formerly, Wachovia Bank, National Association) (the “Exchange Agent”). This Letter of Transmittal (this “Letter”) is being delivered to you with a copy of the Company’s offering memorandum dated August 31, 2007 (the “Offering Memorandum”). The Letter, Offering Memorandum, and all related offering documents collectively constitute the Company’s offer to exchange (the “Junior Note Exchange Offer”), with the registered holders of the Junior Notes, each $1,000 principal amount of the Junior Notes, for 74 shares of common stock and 1.2 shares of Series C Convertible Preferred Stock (collectively, a “Junior Unit”). Simultaneously with the Junior Note Exchange Offer, the Company has offered to exchange with the registered holders of any and all outstanding 5.5% Senior Convertible Notes due 2010 (the “Senior Notes”), each $1,000 principal amount of the Senior Notes, for 667 shares of common stock and 1 share of Series C Convertible Preferred Stock (collectively, a “Senior Unit”). In addition, upon election of holders of the Senior Notes to exchange their Seniors Notes for Senior Units, the holders simultaneously will be deemed to consent to proposed amendments to the indenture covering the Senior Notes. The exchange offer of the Senior Notes for the Senior Units and the related consent solicitation are set forth in a separate Letter of Transmittal to the holders of the outstanding Senior Notes.

Note to Beneficial Owners. Only a registered holder of Junior Notes may tender Junior Notes in the Junior Note Exchange Offer. Any beneficial owner whose Junior Notes are registered in the name of his broker, dealer, commercial bank, trust company or other nominee or are held in book-entry form and who wishes to tender should contact the registered holder promptly and instruct the registered holder to execute and deliver this Letter on its behalf. For information on how a beneficial owner who wishes to tender on its own behalf may do so, see the section of the Offering Memorandum entitled “The Exchange Offer and Consent Solicitation—Procedures for Tendering.”

This Letter and the Offering Memorandum should be read carefully before this Letter is completed. If you elect to exchange your Junior Notes for Junior Units pursuant to the Junior Note Exchange Offer, please complete, sign and return this Letter in accordance with the instructions on the following pages.

The Junior Note Exchange Offer will expire at 5:00 p.m., New York City time, on October 1, 2007, unless extended (the “Expiration Date”). You may withdraw your tender at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

Item 1. Description of Junior Notes. (Instruction 6)

Name(s) and Address(es) of Registered Holders:	Junior Note Certificate Numbers	Aggregate Principal Amount Represented by Certificates	Principal Amounted Tendered

Total:

Item 2. Means of Tendering Junior Notes. (Instructions 1 through 4)

 ☐      Check here if tendered Junior Notes held in certificated form are enclosed with this Letter.

 ☐      Check here if tendered Junior Notes are being delivered by book-entry transfer made to the account maintained by the Exchange Agent with DTC and complete the following:

         Name of Tendering Institution:

         Account Number:

         Transaction Code Number:

 ☐      Check here and enclose a photocopy of the notice of guaranteed delivery if tendered Junior Notes are being delivered pursuant to a notice of guaranteed delivery previously sent to the Exchange Agent and complete the following:

         Name(s) of Registered Holder(s):

         Date of Execution of Notice of Guaranteed Delivery:

         Window Ticket Number (if available):

         Name of Institution which Guaranteed Delivery:

         Name of Tendering Institution (if delivered by book-entry transfer):

         Account Number (if delivered by book-entry transfer):

         Transaction Code Number (if delivered by book-entry transfer):

Item 3. Substitute Form W-9. (Instruction 9)

Please see the Substitute Form W-9, attached as Exhibit (a)(1)(I) to SPACEHAB, Incorporated’s related Schedule TO, a copy of which has been provided to you as part of the offering documents.

Item 4. Signature. (Instruction 10)

This form must be signed by the registered holders of the Junior Notes as their names appear on the certificate for the Junior Notes or on a DTC security position listing.

(Signatures of Holders)	Date

(Signatures of Holders)	Date

Area Code and Telephone Number: Representative Information: Name: Capacity (Full Title): Address (Including Zip Code): Signature Guarantee Signatures Guaranteed by an Eligible Institution

(Authorized Signature)	Date

Title: Name of Firm: Address: Area Code and Telephone Number:

Item 5. Lost Notes. (Instruction 11)

☐ Mark this box if the certificated Junior Note has been mutilated, lost, stolen or destroyed.

By signing this Item 5, the undersigned certifies that the undersigned is the lawful owner of the Junior Note described in Item 1 of this form, the undersigned has made a diligent search for the Junior Note, and the undersigned has been unable to find it. The undersigned hereby agrees (for the undersigned, the undersigned’s heirs, assigns and personal representatives), in consideration of the issuance of Junior Units in exchange for the Junior Notes, to completely indemnify, protect and hold harmless SPACEHAB, Incorporated and U.S. Bank National Association, and their respective affiliates from and against all losses, costs and damages which they may be subject to, or liable for, with respect to the cancellation of the Junior Notes in exchange for Junior Units. The undersigned agrees to surrender the Junior Note to SPACEHAB, Incorporated for cancellation if the undersigned finds it at any time.

(Lender Signature)	Date
By: Name: Title:

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Junior Note Exchange Offer

1. Junior Notes Held in Book-Entry Form. The Junior Notes were issued as global securities and were deposited with U.S. Bank National Association (formerly, Wachovia Bank, National Association) who holds the Junior Notes as the custodian for The Depository Trust Company (“DTC”). Beneficial interests in the Junior Notes are held by participants in DTC on behalf of the beneficial owners of the Junior Notes. Beneficial interests in Junior Notes held by participants in DTC are referred to as notes held in book-entry form. Beneficial interests in Junior Notes held in book-entry form are shown on, and transfers of such notes can be made only through, records maintained in book-entry form by DTC and its participants. Participants in DTC may make book-entry delivery of Junior Notes by causing DTC to transfer the Junior Notes into the account of the Exchange Agent for the Junior Notes using DTC’s procedures for transfer. See the section of the Offering Memorandum entitled “The Exchange Offer and Consent Solicitation—Procedures for Tendering—Outstanding Notes Held in Book-Entry Form” for additional information.

2. Tendering Pursuant to ATOP. DTC participants may, instead of physically completing and signing this Letter and delivering it to the Exchange Agent, electronically transmit their acceptance of the Junior Note Exchange Offer by causing DTC to transfer Junior Notes held in book-entry form to the Exchange Agent in accordance with DTC’s Automated Tender Offer Program (“ATOP”) procedures for transfer. DTC will then send a confirmation of book-entry transfer of the Junior Notes into the Exchange Agent’s account (“book-entry confirmation”), including an agent’s message. An “agent’s message” means a message transmitted by DTC, received by the Exchange Agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering Junior Notes that are the subject of that book-entry confirmation that the participant has received and agrees to be bound by the terms of this Letter, and that the Company may enforce this Letter against such participant. If you use ATOP procedures to tender Junior Notes, you will not be required to deliver this Letter to the Exchange Agent, but you will be bound by its terms just as if you had signed it. See the section of the Offering Memorandum entitled “The Exchange Offer and Consent Solicitation—Procedures for Tendering—Outstanding Notes Held in Book-Entry Form” for additional information.

3. Delivery of this Letter and the Junior Notes. In order to tender your Junior Notes pursuant to the Junior Note Exchange Offer, you must comply with DTC’s ATOP procedures described in Instruction 2 (if you hold your Junior Notes in book-entry form) or complete Items 1, 2, and 3, and, to the extent applicable, Item 4 of this Letter and return this Letter to the Exchange Agent. In addition to returning a completed and executed copy of this Letter to the Exchange Agent at the address set forth in Instruction 13, you must either (1) cause the certificates representing the Junior Notes being tendered (unless the Junior Notes are held in certificated form and Item 5 is completed) to be transmitted with the completed copy of this Letter to the Exchange Agent at the address set forth in Instruction 13, or (2) you must cause Junior Notes held in book-entry form to be transferred into the account of the Exchange Agent as described in Instruction 1. See the section of the Offering Memorandum entitled “The Exchange Offer and Consent Solicitation—Procedures for Tendering” for additional information. You are solely responsible for ensuring that each of the items described in this paragraph are properly completed and tendered to the Exchange Agent prior to the Expiration Date.

4. Expiration Date and Guaranteed Delivery Procedures. Certificates for all physically tendered Junior Notes or a book-entry confirmation, and a properly completed and duly executed Letter or an agent’s message must be received by the Exchange Agent at the address set forth in Instruction 13 on or prior to the Expiration Date. If you are unable to deliver Junior Notes, this Letter or any other documents required by this Letter in accordance with the procedures described in Instructions 1 through 3 to the Exchange Agent on or prior to the Expiration Date, you must tender your Junior Notes according to the guaranteed delivery procedures set forth in the section of the Offering Memorandum entitled “The Exchange Offer and Consent Solicitation—Guaranteed Delivery Procedures.” Pursuant to these procedures, the Exchange Agent must receive a notice of guaranteed delivery prior to 5:00 p.m., New York City time, on the Expiration Date. A notice of guaranteed delivery may be made using DTC’s ATOP guaranteed delivery procedures, or by causing a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934 (“Eligible Institution”) to properly complete and duly execute a notice of guaranteed delivery.

5. Representations and Warranties of Tendering Holders. By executing this Letter, you represent, warrant and acknowledge the following:

•	You have received and reviewed the Offering Memorandum, this Letter, and all related offering documents.

•

You have full power and authority to, and, subject to your right to withdraw your tender prior to the Expiration Date, hereby irrevocably, tender, exchange, sell, assign and transfer to the Company all right, title and interest in and to the Junior Notes, and all claims in respect of or arising or having arisen as a result of your status as a holder of the Junior Notes tendered hereby. You have full power and authority to acquire the Junior Units issuable upon the exchange of such tendered Junior Notes. By tendering the Junior Notes, you are waiving any and all rights with respect to the Junior Notes, except for any rights that you may have now or in the future under the federal securities laws.

•

When the tendered Junior Notes are accepted by the Company, the Company will acquire good, marketable and unencumbered title to the Junior Notes. The Junior Notes being tendered were owned as of the date of tender, and when the tendered Junior Notes are accepted by the Company the Company will acquire the Junior Notes, free and clear of all liens, restrictions, charges, interests, encumbrances and restrictions of any kind, and not subject to any adverse claims, proxies or rights. You will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or by the Company to be necessary or desirable to complete the exchange, sale, assignment and transfer of the Junior Notes.

•

You release and discharge the Company and the trustee under the Indenture governing the Junior Notes from any and all claims you may have, now or in the future, arising out of or related to the Junior Notes, including, without limitation, any claims for which you are entitled to receive additional principal or interest payments with respect to the Junior Notes or to participate in any redemption of the Junior Notes, but excluding any such claims under the federal securities laws.

•

The Company’s acceptance of properly tendered Junior Notes pursuant to the procedures described in the section of the Offering Memorandum entitled “The Exchange Offer and Consent Solicitation—Procedures for Tendering” and in the instructions to this Letter will constitute a binding agreement between you and the Company upon the terms and subject to the conditions of the Exchange Offer, including the conditions described in the section of the Offering Memorandum entitled “The Exchange Offer and Consent Solicitation—Conditions.”

•

All authority conferred or agreed to be conferred by this Letter shall survive your death or incapacity and your obligations under this Letter shall be binding upon your heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

6. Description of Junior Notes. List the name and address of the DTC participant holding an interest in the Junior Notes being tendered exactly as shown in the DTC security position listing, or the registered holder of the Junior Notes being tendered exactly as they appear on the Junior Notes in Item 1. If the Junior Notes are not held in book-entry form, please provide the certificate number of the Junior Notes being tendered. In addition, please provide the aggregate principal amount of all Junior Notes represented by the certificates being tendered, or in the case of notes held in book-entry form, the amount credited to your account as a DTC participant. If you are not tendering all of the Junior Notes held by you, please indicate, in $1,000 increments, the principal amount being tendered. A reissued certificate representing the balance of nontendered Junior Notes will be sent to the tendering holder promptly after the Expiration Date. If you do not complete the column labeled “Principal

Amount Tendered” you will be deemed to have tendered the entire aggregate principal amount represented by the column labeled “Aggregate Principal Amount Represented by Certificates.” If the space provided in Item 1 is inadequate, list the certificate numbers and principal amount of Junior Notes being tendered on a separate signed schedule attached to this Letter. By executing this Letter, upon the terms and subject to the conditions of the Junior Note Exchange Offer, you hereby tender to the Company the Junior Notes described in Item 1. Subject to, and effective upon, the acceptance for exchange of the Junior Notes tendered hereby, you hereby sell, assign and transfer to, or upon the order of, the Company all right, title and interest in and to the Junior Notes that are being tendered hereby.

7. Withdrawal of Tenders. Junior Notes tendered in the Junior Note Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date in accordance with the procedures set forth in the section of the Offering Memorandum entitled “The Exchange Offer and Consent Solicitation—Withdrawal of Tenders.”

8. Delivery of Junior Units. The Junior Units and any substitute certificates representing Junior Notes not being exchanged in the Junior Note Exchange Offer will be issued in the name of the undersigned and sent to the address indicated in Item 1 or, in the case of book-entry delivery of Junior Notes, will be credited to the account maintained at DTC indicated in Item 2. Please contact the Exchange Agent at the address set forth in Instruction 13 if you want to have any substitute certificates representing Junior Notes not being exchanged in the Junior Note Exchange Offer issued in the name of a different person, sent to a different address, credited to a different account maintained at DTC, or if you want to have the Junior Units issued in the name of a different person, sent to a different address or credited to a different account maintained at DTC.

9. Avoiding “Backup Withholding.” As explained more thoroughly in the Offering Memorandum, the payment to you by the Company of dividends on the stock that you received in the exchange (as well as interest on your outstanding notes) may be subject to “backup withholding” at the rate of 28% of the gross amount of such dividends (or interest) unless: (i) if you are a U.S. person, you provide to the Company, through the Exchange Agent, an IRS Form W-9 “Request for Taxpayer Identification Number and Certification” or, as used here, a substitute Form W-9, providing your “taxpayer identification number” and certain “certifications” as may be appropriate to you, or (ii) if you are not a U.S. person (a “foreign person”), you provide to the Company, through the Exchange Agent, an appropriate version of IRS Form W-8, discussed below, to certify your status as a foreign person not subject to backup withholding. In addition, if you fail to provide your correct taxpayer identification number as herein requested, you may be subject to a $50 penalty, as well as other penalties, imposed by the IRS. Below are specific instructions.

a. U.S. Persons. U.S. persons, more specifically defined as “U.S. Holders” in the Offering Memorandum in the section “Material U.S. Federal Income Tax Considerations,” generally include individuals who are citizens or “resident aliens” of the United States (as defined by the U.S. Internal Revenue Code), and most entities formed under the laws of the United States. To avoid the backup withholding and penalties mentioned above, if you are a U.S. person, you should complete the Substitute Form W-9 referenced in Item 3 by doing the following:

(i)	at the top of the form, enter your name and address information, and check the appropriate box to indicate whether you are an individual or a type of entity;

(ii)	in Part I, enter your tax identification number (“TIN”). As explained more thoroughly in the “Guidelines for Certification of Taxpayer Identification Number (TIN) on Substitute Form W-9” (the “Guidelines”), which follow immediately after the Substitute Form W-9 in Exhibit (a)(1)(I) to the Company’s related Schedule TO, for most individuals the TIN is that individual’s social security number (“SSN”), although for certain “resident alien” individuals who do not qualify for a social security number, the TIN is an “individual taxpayer identification number” (“ITIN”) issued by the IRS upon application to the IRS. For most businesses and other entities, the TIN is the “employer identification number” (“EIN”). Enter your TIN (your EIN) even if you are exempt from backup withholding (see next item). If you do not yet have a TIN (SSN, ITIN, or EIN),

instructions for obtaining a TIN are provided in the Guidelines under “Obtaining a TIN.” If you are uncertain as to which TIN to use, there is a table in the Guidelines that may help you. If you have applied for but have not yet been assigned a TIN (or you intend to apply in the near future), enter “Applied for” in the space provided for your TIN, and sign and date the box titled “Certificate of Awaiting Taxpayer Identification Number”;

(iii)	if you are a type of U.S. entity that is exempt from backup withholding as described in the Guidelines under “Payees Exempt from Backup Withholding,” check the box in Part II; and

(iv)	sign and date Part III, by which you certify that: (1) the TIN that you entered in Part I is your correct TIN (or you are waiting for your TIN), (2) you are not subject to backup withholding because either you are exempt from backup withholding or, if you are not exempt, you have never been notified by the IRS that you are subject to backup withholding because of a failure to report all interest or dividend payments, or if you had been so notified, you have since been notified by the IRS that you are no longer subject to backup withholding, and (3) you are a U.S. person.

Deliver the completed Substitute Form W-9 to the Exchange Agent along with this Letter.

b. Foreign Persons. Foreign persons, more specifically defined as “non-U.S. Holders” in the Offering Memorandum in the section “Material U.S. Federal Income Tax Considerations,” generally include individuals who are neither citizens of the United States nor “resident aliens” as defined in the U.S. Internal Revenue Code, as well as most entities formed under the laws of a country or jurisdiction other than the United States. If you are a foreign person, the form that you will need to complete and deliver to the Exchange Agent to avoid backup withholding is not the attached Substitute Form W-9, but rather a version of IRS Form W-8. In most cases, the appropriate version is Form W-8BEN “Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding.” However, if you are engaged in the conduct of a trade or business within the United States and you believe that any payments from the Company are “effectively connected” with that trade or business, the appropriate form would be Form W-8ECI “Certificate of Foreign Person’s Claim That Income is Effectively Connected With the Conduct of a Trade or Business in the United States.” If you are a foreign intermediary, a withholding foreign partnership, a withholding foreign trust, or a flow-through entity holding stock or notes of the Company on behalf of or for the benefit of others, you may need to use Form W-8IMY “Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding.” Finally, if you are a foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation, or government of a U.S. possession, the appropriate form would be Form W-8EXP “Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding.” These forms are necessary not only for purposes of avoiding backup withholding, but also to establish whether you are entitled to any exemption from or reduction in withholding applicable to foreign persons under Sections 1441 or 1442 of the U.S. Internal Revenue Code or are subject to withholding under Section 1446 of the Code (applicable to partnerships). Copies of these W-8 forms are not provided with this Letter, but may be obtained from the Exchange Agent, the Information Agent, or online at the IRS website http://www.irs.gov. Deliver the completed Form W-8 to the Exchange Agent along with this Letter.

Effect of backup withholding. If you fail to take the steps set forth above such that payments to you are subject to backup withholding, the amounts withheld will be remitted by the Company (or its agents) to the U.S. Treasury as an advance payment on any federal income tax owed by you on the payment that was the subject of the withholding. Your federal income tax liability for the year in which the payment occurred will be reduced by the amount of backup withholding, and if the withholding resulted in an overpayment of income tax for that year, you might be entitled to a refund from the IRS.

If you have any questions regarding these matters, contact the Exchange Agent at the address indicated in Instruction 13. You are encouraged to consult your own tax advisor to determine how these rules apply to you and which, if any, of the forms described above are appropriate for you.

10. Signatures and Signature Guarantees. This form must be signed by the DTC participant holding an interest in the Junior Notes being tendered exactly as shown on a DTC security position listing or the registered holders of the Junior Notes exactly as their names appear on the certificate for the Junior Notes, without any change whatsoever. If any tendered Junior Notes are owned of record by two or more joint owners, all of such owners must sign this Letter. If this Letter is being executed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the name, full title and address of such representative, and submit with this Letter proper evidence of their authority to act satisfactory to the Company. A signature guarantee by an Eligible Institution is only required if this Letter is signed by a person other than the registered holder of the Junior Notes being tendered or you request special registration or delivery instructions as described in the last sentence of Instruction 8. If this Letter is signed by a person other than the registered holder of any certificates specified in this Letter, such certificates must be endorsed or accompanied by appropriate bond powers and a consent proxy, in each case signed exactly as the name or names of the registered holders appear on the certificates and signatures on such certificates and proxies must be guaranteed by an Eligible Institution. Please contact the Exchange Agent at the address set forth in Instruction 13 to determine what endorsements and documents must be transmitted with this Letter.

11. Lost Notes. If you cannot locate your Junior Note, read Item 5 and mark the box in Item 5. If your Junior Note has been mutilated, lost, stolen or destroyed, contact the Exchange Agent at the address indicated in Instruction 13 for further instructions.

12. Power of Attorney. By executing this Letter, you hereby irrevocably constitute and appoint the Exchange Agent as your true and lawful agent and attorney-in-fact (with full knowledge that the Exchange Agent also acts as agent of the Company) with respect to the tendered Junior Notes with full power of substitution, resubstitution and revocation to (1) deliver certificates for such Junior Notes, or transfer ownership of such Junior Notes on the account books maintained by DTC, to the Company and deliver all accompanying evidences of transfer and authenticity to, or upon the order of, the Company, and (2) present such Junior Notes for transfer on the books of the Company and receive all benefits and otherwise exercise all rights of beneficial ownership of such Junior Notes, all in accordance with the terms of the Junior Note Exchange Offer. The power of attorney granted in this paragraph shall be deemed irrevocable and coupled with an interest.

13. Address for Sending Letter and Junior Notes. If you are required pursuant to Instruction 3 to deliver certificates for Junior Notes and/or a completed and executed copy of this Letter, send them to U.S. Bank National Association (formerly, Wachovia Bank, National Association) via mail (first class, registered or certified), overnight courier or hand delivery to the address set forth below*:

U.S. Bank National Association

West Side Flats Operations Center

EP-MN-WS2N

60 Livingston Avenue

St. Paul, MN 55107

Attention: Rachel Muehlbauer - Specialized Finance

Telephone: (800) 934-6802 (toll-free)

Facsimile: (651) 495-8158

*	Note: Delivery of this Letter, the Junior Notes and all other required documents is at the option and sole risk of the tendering holders. Delivery will be deemed made only when actually received by the Exchange Agent. Neither the Company nor U.S. Bank National Association assumes the risk of loss of any Junior Notes sent by mail or overnight courier. The Company suggests that you send your Junior Notes to U.S. Bank National Association by registered or certified mail. Delivery of Junior Notes or this Letter to any address other than as set forth above will not constitute a valid delivery. Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

14. Requests for Assistance or Additional Copies. Questions relating to the procedure for tendering Junior Notes and requests for assistance may be directed to Brian K. Harrington at the Company at the contact information set forth below. Requests for additional copies of the Offering Memorandum and this Letter may be directed to the Information Agent at the contact information set forth below:

SPACEHAB, Incorporated

12130 Highway 2, Building 1

Webster, TX 77598-1504

Attention: Brian K. Harrington, Senior Vice President and Chief Financial Officer

Telephone: (713) 558-5000

Facsimile: (713) 558-5690

CapitalBridge

111 River Street, 10th Floor

Hoboken, NJ 07030

Attention: Aaron Dougherty

Telephone: (877) 746-3583 (toll-free)

(201) 499-3500

Facsimile: (201) 499-3600